EXHIBIT 48








          AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP
                                   AGREEMENT

                                      of

                     VIVENDI UNIVERSAL ENTERTAINMENT LLLP


                           dated as of May 7, 2002,



                                 by and among


                            USI ENTERTAINMENT INC.,


                            USANI HOLDING XX, INC.,


                 UNIVERSAL PICTURES INTERNATIONAL HOLDINGS BV,


                UNIVERSAL PICTURES INTERNATIONAL HOLDINGS 2 BV,


                              NYCSPIRIT CORP. II,


                              USA NETWORKS, INC.,


                                USANi SUB LLC,


                         NEW-U STUDIOS HOLDINGS, INC.


                                      and


                                 BARRY DILLER




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                               TABLE OF CONTENTS

                                                                          Page


                                   ARTICLE I

                             Definitions and Usage

SECTION 1.01.  Definitions..................................................2
SECTION 1.02.  Terms and Usage Generally...................................11


                                  ARTICLE II

                                The Partnership

SECTION 2.01.  Effectiveness of this Agreement.............................12
SECTION 2.02.  Continuation................................................12
SECTION 2.03.  Name........................................................13
SECTION 2.04.  Term........................................................13
SECTION 2.05.  Registered Agent and Registered Office......................13
SECTION 2.06.  Purposes....................................................13
SECTION 2.07.  Treatment as Partnership....................................13


                                  ARTICLE III

                        Capital Contributions; Partners

SECTION 3.01.  Initial Capital Contributions...............................14
SECTION 3.02.  Admission of Partners.......................................14
SECTION 3.03.  Substitute Partners and Additional
                 Partners..................................................14


                                  ARTICLE IV

                                    Reports

SECTION 4.01.  Reports to Partners.........................................15
SECTION 4.02.  Tax Information.............................................16


                                   ARTICLE V

                              Preferred Interests

SECTION 5.01.  General.....................................................17
SECTION 5.02.  Ranking.....................................................17
SECTION 5.03.  PIK Accretion...............................................17
SECTION 5.04.  Consent Right.  ............................................18
SECTION 5.05.  Negative Covenants..........................................18
SECTION 5.06.  No Other Consent Rights.....................................21


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                                                                            ii
                                  ARTICLE VI

                               Common Interests

SECTION 6.01.  General.....................................................21
SECTION 6.02.  Issuances of Common Interests After
                             the Closing Date..............................22
SECTION 6.03.  Preemptive Rights...........................................23
SECTION 6.04.  Other Issuances of Common Interests.........................24
SECTION 6.05.  Contribution of Assets or Capital Stock
                             by Universal Sub..............................25
SECTION 6.06.  Consent Right...............................................25


                                  ARTICLE VII

                       Capital Accounts, Allocations of
                        Profit and Loss and Tax Matters

SECTION 7.01.  Capital Accounts............................................27
SECTION 7.02.  Allocations of Net Income and Net Loss......................28
SECTION 7.03.  Allocations of Net Income and Net Loss
                             for Federal Income Tax Purposes...............31
SECTION 7.04.     Allocation of the Partnership Debt.......................31
SECTION 7.05.  Elections...................................................31
SECTION 7.06.  Fiscal Year.................................................31
SECTION 7.07.  Withholding Requirements....................................32
SECTION 7.08.  Tax Matters Partner.........................................32


                                 ARTICLE VIII

                                 Distributions

SECTION 8.01.  Distributions...............................................33
SECTION 8.02.  Tax Distributions...........................................33
SECTION 8.03.  General Limitations.........................................34
SECTION 8.04.  Distributions in Kind.......................................34
SECTION 8.05.  Closing Date Distribution...................................34
SECTION 8.06.  Distribution Upon Maturity of Class A
                 Preferred Interests.......................................34
SECTION 8.07.  Put/Call Rights with Respect to Class B
                 Preferred Interests.......................................34


                                  ARTICLE IX

                         Management of the Partnership

SECTION 9.01.  General Partner.............................................35
SECTION 9.02.  Board; Representatives; Chairman............................36
SECTION 9.03.  Expenses....................................................37
SECTION 9.04.  Agreement Not To Compete....................................37


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                                                                           iii
                                   ARTICLE X

                            Transfers of Interests

SECTION 10.01.  Restrictions on Transfers..................................39
SECTION 10.02.  Transfers Permitted at any Time............................39
SECTION 10.03.  Put/Call...................................................40
SECTION 10.04.  Tag-Along for Limited Partners for
                  Transfers by Universal...................................45


                                  ARTICLE XI

                           Limitation on Liability,
                                  Exculpation

SECTION 11.01.  Limitation on Liability....................................47
SECTION 11.02.  Exculpation................................................47
SECTION 11.03.  Partnership Opportunities..................................47
SECTION 11.04.  Indemnification............................................49


                                  ARTICLE XII

             Events of Withdrawal; Bankruptcy of a General Partner

SECTION 12.01.  Events of Withdrawal.......................................50
SECTION 12.02.  Bankruptcy of a General Partner............................50


                                 ARTICLE XIII

                          Dissolution and Termination

SECTION 13.01.  Dissolution................................................51
SECTION 13.02.  Winding Up of the Partnership..............................52
SECTION 13.03.  Distribution of Property...................................53
SECTION 13.04.  Claims of Partners.........................................53
SECTION 13.05.  Termination................................................53


                                  ARTICLE XIV

                                 Miscellaneous

SECTION 14.01.  Notices....................................................53
SECTION 14.02.  No Third Party Beneficiaries...............................54
SECTION 14.03.  Waiver.....................................................54
SECTION 14.04.  Integration................................................54
SECTION 14.05.  Headings...................................................55
SECTION 14.06.  Counterparts...............................................55
SECTION 14.07.  Severability...............................................55
SECTION 14.08.  Applicable Law.............................................55
SECTION 14.09.  Jurisdiction...............................................55


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                                                                            iv
Schedules

Schedule A - Partners
Schedule B - Initial Capital Contributions

                                    AMENDED AND RESTATED LIMITED LIABILITY
                           LIMITED PARTNERSHIP AGREEMENT of VIVENDI UNIVERSAL ENTERTAINMENT LLLP (the "Partnership") dated as of May 7, 2002, by and among USI ENTERTAINMENT INC., a Delaware corporation ("Universal Sub"), as general partner, USANI HOLDINGS XX, INC., a Delaware corporation ("USANI XX"), UNIVERSAL PICTURES INTERNATIONAL HOLDINGS BV, a corporation organized under the laws of The Netherlands ("UPI Holdings"), UNIVERSAL PICTURES INTERNATIONAL HOLDINGS 2 BV, a corporation organized under the laws of The Netherlands ("UPI Holdings 2"), NYCSPIRIT CORP. II, a Delaware corporation ("NYCSpirit"), USA NETWORKS, INC., a Delaware corporation ("USAi"), USANi SUB LLC, a Delaware limited liability company ("USANi Sub"), NEW-U STUDIOS HOLDINGS, INC., a Delaware corporation ("New-U Studios"), and Barry Diller ("Diller"), as limited partners , for purposes of Sections 10.03(f) and 10.04(d) only, VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the laws of France ("Vivendi"), for purposes of Sections 8.07 and 10.03 only, UNIVERSAL STUDIOS, INC., a Delaware corporation ("Universal"), and, for purposes of Section 8.07 only, SUB I - USA Holding LLC, a Delaware limited liability company ("SUB I-USA"), USI - USA Holding LLC, a Delaware limited liability company ("USI-USA"), USIE - USA Holding LLC, a Delaware limited liability company ("USIE-USA"), and V - USA Holding LLC, a Delaware limited liability company ("V-USA").


                             Preliminary Statement

          WHEREAS, the parties hereto (or Affiliates thereof) are parties to the Amended and Restated Transaction Agreement (the "Transaction Agreement") dated as of December 16, 2001, by and among Vivendi, Universal, USAi, USANi LLC, a Delaware limited liability company, Liberty and Diller;

          WHEREAS, Universal Sub and USI Interim LP Inc. (the "Initial Limited Partner") are parties to the Agreement of Limited Liability Limited Partnership of the Partnership

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                                                                             2

(the "Original Partnership Agreement") dated as of April 15,
2002;

          WHEREAS, Universal Sub, as general partner of the Partnership, has duly executed and filed with the Secretary of State of the State of Delaware
(i) a statement of qualification as a limited liability limited partnership and (ii) a certificate of limited partnership;

          WHEREAS, the parties hereto desire to continue the Partnership and to amend and restate the terms and provisions of the Original Partnership Agreement in the form hereof; and

          WHEREAS, immediately upon the admission of at least one additional Limited Partner as a limited partner of the Partnership, the Initial Limited Partner shall withdraw from the Partnership.



          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                             Definitions and Usage

          SECTION 1.01. Definitions. The terms shall have the following meanings for purposes of this Agreement:

          "Additional Partner" means any Person admitted as a Partner of the Partnership pursuant to Section 3.03 in connection with the new issuance of a Common Interest to such Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person. For purposes of the foregoing, (i) USANi Sub and its Affiliates shall be deemed to be Affiliates of USAi, (ii) none of USAi, Universal or Diller, or any of their respective Affiliates, shall be deemed to be Affiliates of one another, and (iii) none of USAi, Universal or Diller, or any of their respective Affiliates, shall be deemed to be an Affiliate of the Partnership.

          "Agreement" means this Amended and Restated Limited Liability Limited Partnership Agreement, as the same may be amended or restated from time to time.

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                                                                             3

          "Appraised Value" of a Common Interest means (x) the Participation Percentage of such Common Interest multiplied by (y) the private market value of the Partnership taken as a whole; provided, however, that such valuation shall not assume the value of the Partnership in an "auction" proceeding, and any valuation methodology shall exclude any acquisition of similar assets or businesses at a uniquely high valuation due to a purchaser's strategic need to acquire such assets or businesses.

          "Assignment Agreement" means the Assignment Agreement dated as of the Closing Date, by and among Vivendi, Universal, SUB I-USA, USI-USA, USIE-USA, V-USA and USAi.

          "Bankrupt Partner" is defined in Section 12.02(a).

          "Bankruptcy" of a Person means (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, whether foreign or domestic, or such Person's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors or the admission by such Partner in writing of its inability to pay its debts as they mature or
(iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangements, composition, dissolution or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period. This definition of "Bankruptcy" is intended to replace the bankruptcy related events set forth in Sections 17-402(a)(4) and (a)(5) of the Delaware Act.

          "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

          "Beneficial Owner" and "Beneficial Ownership" have the meanings set forth in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have Beneficial Ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent event.

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                                                                             4

          "Board" is defined in Section 9.02(b).

          "Business" means any of the programming, television distribution, cable network, film and theme park businesses.

          "Business Day" means any day other than a Saturday, a Sunday or a U.S. Federal holiday.

          "Call" means the USAi Call or the Diller Call.

          "Capital Account" is defined in Section 7.01(a).

          "Capital Contribution" means, with respect to any Partner, any capital contribution made by such Partner to the Partnership pursuant to
Section 3.01 or 6.02.

          "Cause" means (i) the conviction of, or pleading guilty to, any felony, or (ii) the willful, continued and complete failure to attend to managing the business affairs of the Partnership, after written notice of such failure from the General Partner and reasonable opportunity to cure.

          "Chairman" is defined in Section 9.02(b).

          "Class A Preferred Interests" is defined in Section 5.01(a).

          "Class B Preferred Consideration" is defined in Section 8.07.

          "Class B Preferred Interests" is defined in Section 5.01(b).

          "Closing" means the closing of the transactions contemplated by the Transaction Agreement.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Interest" means a partnership interest in the Partnership that is not a Preferred Interest.

          "Consolidated Tangible Net Worth" means total assets of the Partnership and its consolidated subsidiaries, determined in accordance with U.S. generally accepted accounting principles, giving effect to purchase accounting, and deducting therefrom consolidated current liabilities and, to the extent otherwise included, goodwill, patents,

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                                                                             5

trademarks, service marks, trade names, copyrights, licenses and other intangible items.

          "Control", with reference to any Person, means the Beneficial Ownership of a majority of the outstanding voting power (or equivalent) of such Person and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Covered Person" means (i) each Partner, (ii) each Affiliate of a Partner, (iii) each Representative and each officer, director, shareholder, partner, employee, member, manager, representative, agent or trustee of a Partner or of an Affiliate of a Partner and (iv) each officer of USAi serving as an employee of the Partnership.

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.ss.17-101 et seq., as amended from time to time or any successor statute.

          "Diller" is defined in the Preamble.

          "Diller Call" is defined in Section 10.03(b).

          "Diller Put" is defined in Section 10.03(b).

          "Disabled" means the disability of Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by the Partnership and reasonably acceptable to Diller; provided that Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Partnership and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Partnership. A total disability shall mean mental or physical incapacity that prevents Diller from managing the business affairs of the Partnership.

          "DRUPA" is defined in Section 2.02.

          "Effective Time" means the Closing.

          "Face Value" of a Preferred Interest, as of any time, means the amount equal to the initial Capital Contribution attributable to such Preferred Interest as adjusted from time to time pursuant to Section 5.03.

          "Fiscal Year" is defined in Section 7.06.


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                                                                             6

          "General Partner" means Universal Sub, any Substitute Partner that is admitted as the general partner of the Partnership or any Person appointed as such pursuant to Section 12.02(a), in each case, for so long as such Person continues to be the general partner of the Partnership.

          "Good Reason" means the assignment to Diller of any duties inconsistent in any respect with his position as Chairman and chief executive officer of the Partnership, authority, duties or responsibilities (including status, offices, title and direct reporting relationship to the chief executive officer of Vivendi), or any diminution in such positions (or removal from such positions), authority, duties or responsibilities or requiring him to be based at any location other than his current locations; it being understood that the chief executive officer of the Partnership shall have the same authority and duties as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), and (v) all capital lease obligations of such Person; provided that the Indebtedness of any Persons shall include (A) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, (B) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed and (C) all guarantees by such Person of Indebtedness of others; and provided, further, that Indebtedness shall not include any Permitted Liens.

          "Initial Limited Partner" is defined in the Preamble.


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                                                                             7

          "Interests" means the entire partnership interest of a Partner in the Partnership, including its Common Interests and its Preferred Interests.

          "Investment Bank" means an independent, nationally recognized investment bank.

          "Liberty" means Liberty Media Corporation, a Delaware corporation.

          "Lien" means any pledge, encumbrance, security interest, purchase option, call or similar right.

          "Limited Partner" means USAi, USANi Sub, New-U Studios, Diller, USANI XX, UPI Holdings, UPI Holdings 2, NYCSpirit and any Additional Partner or Substitute Partner that is admitted as a limited partner of the Partnership, in each case for so long as such Person continues to be a limited partner of the Partnership.

          "Market Value" of a stock means the amount equal to the average of the daily volume weighted averages of such stock on the primary exchange on which it trades, as reported by Bloomberg, for the 15 consecutive trading days ending on the day immediately preceding the date of determination. For the avoidance of doubt, the Market Value of USAi Common Shares shall be determined based on the price of USAi Common Stock.

          "Maturity Date" is defined in Section 8.06.

          "Net Income" or "Net Losses", as appropriate, means, for any period, the taxable income or tax loss of the Partnership for such period for Federal income tax purposes, taking into account any separately stated tax items and increased by the amount of any tax-exempt income of the Partnership during such period and decreased by the amount of any Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Partnership; provided, however, that Net Income or Net Losses of the Partnership shall be computed without regard to the amount of any items of gross income, gain, loss or deduction that are specially allocated pursuant to Section 7.02(c), (d) or (e). With respect to any property contributed to the Partnership at a time when its adjusted tax basis differs from its fair market value, and with respect to all Partnership property after any adjustment to the Capital Accounts pursuant to Section 7.01(c), the Net Income or Net Losses of the Partnership (and the constituent items of income, gain, loss and deduction) shall be computed

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                                                                             8

in accordance with the principles of Treasury Regulation Section
1.704-1(b)(2)(iv)(g).

          "New-U Studios" is defined in the Preamble.

          "Non-U.S. Participation Percentage" is defined in Section 6.01(a).

          "Non-U.S. Source Items" means, for any period, each item of gross income, gain, loss or deduction of the Partnership attributable to the Non-U.S. Subsidiaries.

          "Non-U.S. Subsidiaries" means any subsidiaries of the Partnership organized outside of the United States.

          "NYCSpirit" is defined in the Preamble.

          "Original Partnership Agreement" is defined in the Preamble.

          "Participation Percentage" is defined in Section 6.01(a).

          "Partner" means the General Partner or a Limited Partner.

          "Partnership" is defined in the Preamble.

          "Partnership Debt" means the debt incurred by the Partnership to fund the distribution under Section 8.05, pursuant to Section 2.04(ii) of the Transaction Agreement.

          "Permitted Liens" means, collectively, (i) all statutory or other liens for taxes or assessments which are not yet due or the validity of which is being contested in good faith by appropriate proceedings, (ii) all mechanics', materialmen's, carriers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business, which allege unpaid amounts that are less than 30 days delinquent or which are being contested in good faith by appropriate proceedings, and (iii) all other Liens which do not materially detract from or materially interfere with the marketability, value or present use of the asset subject thereto or affected thereby.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

          "Preferred Interests" means the Class A Preferred Interests and the Class B Preferred Interests, collectively.


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                                                                             9

          "Purchasing Party" means the party purchasing Common Interests-pursuant to the exercise of a Put or a Call.

          "Put" means the USAi Put or the Diller Put.

          "Representative" is defined in Section 9.02(b).

          "Restricted Business" has the same meaning as the term "Business" in the Transaction Agreement.

          "Sale Transaction" means any merger, consolidation, tender or exchange offer, reclassification, compulsory share exchange, liquidation or similar transaction, in which all or substantially all of the assets or the outstanding equity securities of the ultimate parent of a Partner are transferred, converted into or exchanged for stock, other securities, cash or assets of another entity.

          "Section 704(c) Property" means "Section 704(c) property" as defined in Treasury Regulation Section 1.704-3(a)(3) and property that is revalued pursuant to Section 7.01(c) hereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selected Appraisal" is defined in Section 10.03(d).

          "Selling Party" means the party selling Common Interests pursuant to the exercise of a Put or a Call.

          "Substitute Partner" means any Person admitted as a Partner of the Partnership pursuant to Section 3.03 in connection with the Transfer of a then-existing Interest of a Partner to such Person.

          "SUB I-USA" is defined in the Preamble.

          "Tag-Along Interests" is defined in Section 10.04(a).

          "Tag-Along Notice" is defined in Section 10.04(a).

          "Tag-Along Offeree" is defined in Section 10.04(a).

          "Tax Detriment" means, with respect to any taxes incurred as a result of the recognition of income or gain by


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                                                                            10

an indemnified party in taxable period(s) earlier than the taxable period(s) in which such income or gain would otherwise have been recognized by such party solely as a result of an action or inaction by an indemnifying party, the excess, if any, of (i) the net present value of such taxes incurred by the indemnified party in such earlier taxable period(s) over (ii) the net present value of the taxes that would otherwise have been incurred in such later taxable period, assuming (i) a discount rate equal to USAi's borrowing rate in effect as of the time such net present values are calculated and (ii) that for all taxable years, the indemnified party is fully taxable at the highest applicable marginal Federal income tax rate and the highest applicable marginal income and franchise tax rates of the state, local and foreign jurisdictions in which the Partnership or any of its subsidiaries conducts business (assuming full deductibility of state and local taxes, and full creditability and deductibility of foreign taxes, for Federal (and if applicable state and local) income tax purposes).

          "Tax Matters Partner" is defined in Section 7.08.

          "Transaction Agreement" is defined in the Preamble.

          "Transfer" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, distribution, spin-off, split-off, disposition, encumbrance or other cessation of interest, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Section 10.01(a); provided, however, that a Transfer shall not include a Sale Transaction. The terms "Transferred", "Transferring", "Transferor" and "Transferee" have meanings correlative to the foregoing.

          "Universal" is defined in the Preamble.

          "Universal Limited Partners" means USANI XX, UPI Holdings, UPI Holdings 2, NYCSpirit and their permitted transferees, in each case for so long as such Person continues to be a limited partner of the Partnership.

          "Universal Partners" initially means the Universal Limited Partners and the General Partner.

          "Universal Sub" is defined in the Preamble.

          "UPI Holdings" is defined in the Preamble.


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                                                                            11

          "UPI Holdings 2" is defined in the Preamble.

          "U.S. Participation Percentage" is defined in Section 6.01(a).

          "U.S. Source Items" means, for any period, each item of gross income, gain, loss or deduction of the Partnership other than Non-U.S. Source Items.

          "USAi" is defined in the Preamble.

          "USAi Call" is defined in Section 10.03(a).

          "USAi Class B Common Stock" means shares of Class B common stock of USAi, par value $.01 per share.

          "USAi Common Shares" means shares of USAi Common Stock and USAi Class B Common Stock, collectively.

          "USAi Common Stock" means shares of common stock of USAi, par value $.01 per share.

          "USAi Limited Partners" means USAi, USANi Sub, New-U Studios, Diller and their permitted transferees, in each case for so long as such Person continues to be a limited partner of the Partnership.

          "USAi Preferred Call" is defined in Section 8.07.

          "USAi Preferred Put" is defined in Section 8.07.

          "USAi Put" is defined in Section 10.03(a).

          "USANi Sub" is defined in the Preamble.

          "USANI XX" is defined in the Preamble.

          "USI-USA" is defined in the Preamble.

          "USIE-USA" is defined in the Preamble.

          "V-USA" is defined in the Preamble.

          "Vivendi" is defined in the Preamble.

          "Vivendi Ordinary Shares" means ordinary shares of Vivendi, par value (U) 5.5 per share, or, in the event that all or substantially all of the shares of Vivendi are exchanged for or converted into equity securities of another Person after the Effective Time, such other equity securities as such shares may be exchanged for or converted


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                                                                            12

into after the Effective Time, so long as such equity securities are listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange, the Paris Bourse or the Frankfurt Stock Exchange and the average monthly trading volume of such equity securities on any such exchange immediately after such share exchange or conversion (and after giving effect to all of the transactions contemplated in connection with such exchange or conversion) is substantially equivalent to or greater than that of the Vivendi Ordinary Shares on its primary exchange immediately prior to such share exchange or conversion.

          SECTION 1.02. Terms and Usage Generally. (a) The definitions in
Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Annexes, Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

          (b) As used in this Agreement, unless otherwise expressly specified herein, any allocation or distribution to be made among Interests or Partners "on a pro rata basis" or "ratably" shall be made in proportion to the relative Participation Percentages or Face Values of, or Capital Contributions attributable to, such Interests, or of such Interests owned by such Partners, in each case determined immediately prior to the transaction with respect to which such allocation is being made.

                                  ARTICLE II

                                The Partnership

          SECTION 2.01. Effectiveness of this Agreement.- This Agreement constitutes the partnership agreement (as defined in the Delaware Act) of the parties hereto. This Agreement shall become effective at the Effective Time.

          SECTION 2.02. Continuation. The parties hereto agree to continue the Partnership as a limited partnership qualified as a limited liability limited partnership under and pursuant to Section 17-214 of the Delaware Act and
Section 15-1001 of the Delaware Revised Uniform Partnership Act (6 Del. C.ss.ss. 15-101 et seq.), as amended from time to time or any successor statute ("DRUPA"). The General Partner shall, on request, provide any Partner with copies of each document filed with the Secretary of State of the State of Delaware.

          SECTION 2.03. Name. The name of the Partnership is Vivendi Universal Entertainment LLLP. The General Partner may change the name of the Partnership or adopt such trade or fictitious names as it may determine, in each case consistent with the requirements of the Delaware Act, including Sections 17-102 and 17-214 thereof, and all other applicable law (e.g., fictitious name statutes). The General Partner will give all Partners prompt written notice of any such name change (or adoption of any such trade or fictitious name).

          SECTION 2.04. Term. The term of the Partnership began on the date the certificate of limited partnership of the Partnership became effective, and the Partnership shall have perpetual existence unless sooner dissolved as provided in Article XIII.

          SECTION 2.05. Registered Agent and Registered Office. The name of the registered agent for service of process is The Corporation Trust Company, and the address of the registered agent and the address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. Such office and such agent may be changed from time to time by the General Partner consistent with the requirements of the Delaware Act, including Sections 17-104 and 17-202 thereof.

          SECTION 2.06. Purposes. The Partnership was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in the filmed entertainment, television, recreation, programming, distribution and cable businesses and any other lawful act or activity that the General Partner may from time to time determine for which limited partnerships may be formed under the Delaware Act, including engaging in the Business, and engaging in any and all activities necessary or incidental to the foregoing.

          SECTION 2.07. Treatment as Partnership. Except as otherwise required pursuant to a determination within the meaning of Section 1313(a)(1) of the Code, the parties shall treat the Partnership as a partnership for United States federal income tax purposes and agree not to take any action or fail to take any action which action or inaction would be inconsistent with such treatment.


                                 ARTICLE III

                        Capital Contributions; Partners

          SECTION 3.01. Initial Capital Contributions. (a) On the Closing Date, USAi, USANi Sub, New-U Studios, Universal Sub, USANI XX, UPI Holdings, UPI Holdings 2 and NYCSpirit shall make their respective initial Capital Contributions, in property, in accordance with Section 2.03 of the Transaction Agreement.

          (b) In return for such initial Capital Contributions, Common Interests and/or Preferred Interests shall be issued to the Partners as provided in Articles V and VI hereof. Schedule B indicates the amount of Capital Contributions attributable to Common Interests and Preferred Interests, respectively, for each Partner.

          (c) The parties shall treat the Capital Contributions described in this Section 3.01 as contributions pursuant to Section 721 of the Code in which no gain or loss is recognized to any extent, except as otherwise required pursuant to a determination within the meaning of Section 1313(a)(1) of the Code.

          SECTION 3.02. Admission of Partners. At the Effective Time, without the need for any further action of any Person, (i) Universal Sub shall continue to be a general partner of the Partnership, and (ii) the other Persons set forth on Schedule A attached hereto who have executed this Agreement shall be admitted as Partners, and each such Person shall be shown as such in the books and records of the Partnership. Following the Effective Time, no Person shall be admitted as a Partner and no additional Common

Interests or Preferred Interests shall be issued except as expressly provided herein.

          SECTION 3.03. Substitute Partners and Additional Partners. (a) No Transferee of an Interest or Person to whom an Interest is issued after the Effective Time pursuant to this Agreement shall be admitted as a Partner hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Interest, as applicable, unless (i) such Interest is Transferred or issued in compliance with the provisions of this Agreement and (ii) such Transferee or recipient shall have executed and delivered to the Partnership such customary instruments as the General Partner may reasonably require, to effectuate the admission of such Transferee or recipient as a Partner and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement (including Section 10.03). Upon complying with clauses (i) and (ii) above, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Partnership as a Partner. A Substitute Partner shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that, unless expressly provided otherwise herein, such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission. In the event of any admission of a Substitute Partner or Additional Partner pursuant to this Section 3.03(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including Schedules A and B hereto) in connection therewith shall only require execution by the General Partner and such Substitute Partner or Additional Partner, as applicable, to be effective.

          (b) If a Partner shall Transfer all (but not less than all) its Interests, the Partner shall thereupon cease to be a Partner of the Partnership; provided, however, that any such Partner shall not cease to be a Partner until a Transferee of such Partner's Interests is admitted to the Partnership as a Substitute Partner pursuant to Section 3.03(a).

          SECTION 3.04. Withdrawal of Initial Limited Partner. Immediately upon the admission of at least one additional Limited Partner as a limited partner of the Partnership, the Initial Limited Partner shall be deemed to have withdrawn from the Partnership as a limited partner of the Partnership, and, upon such withdrawal, the Initial Limited Partner shall have no further interest in the Partnership.


                                  ARTICLE IV

                                    Reports

          SECTION 4.01. Reports to Partners. (a) Within 30 days after the end of each of the first three fiscal quarters of a Fiscal Year, the Partnership shall deliver to each Partner (i) unaudited consolidated balance sheets of the Partnership and its consolidated subsidiaries as at the end of such quarter and the related consolidated statements of income, statements of cash flow and changes in financial position of the Partnership for the period from the beginning of such quarter to the end of such quarter, prepared on a basis consistent with the audited financial statements of the Partnership and its consolidated subsidiaries, subject to changes resulting from audit and normal year-end adjustments and (ii) a certificate executed by the chief financial officer and Tax Matters Partner of the Partnership certifying compliance by the Partnership with the provisions set forth in Section 5.05.

          (b) Within 80 days after the end of each Fiscal Year, the Partnership shall deliver to each Partner audited consolidated balance sheets of the Partnership and its consolidated subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, statements of cash flow and changes in financial position of the Partnership for such Fiscal Year, all in reasonable detail and accompanied by a report thereon of the Partnership's independent auditors as to such consolidated financial statements presenting fairly the financial position of the Partnership and its consolidated subsidiaries as at the dates indicated, and as to such audit having been made in accordance with generally accepted auditing standards. Concurrently with the delivery of such annual financial statements, the General Partner shall deliver (i) a statement to each Partner of the balance of each Partner's Capital Account and (ii) a certificate executed by the chief financial officer and Tax Matters Partner of the Partnership certifying compliance by the Partnership with the provisions set forth in Section 5.05.

          SECTION 4.02. Tax Information. The General Partner shall timely cause to be prepared, at the expense of the Partnership, all Federal, state, local and foreign tax returns (including information returns) of the Partnership and its subsidiaries, which may be required by a jurisdiction in which the Partnership or its subsidiaries operate or conduct business for each year or period for which such returns are required to be filed, and the General Partner shall cause such returns to be timely filed. As soon as practicable after the end of each Fiscal Year, the General Partner shall furnish to each Partner (and each Person to whom Diller has assigned a beneficial interest pursuant to Section 2.07 of the Transaction Agreement) an Internal Revenue Service Schedule K-1 and such other information in the possession of the General Partner as is reasonably requested by such Partner to file any required Federal, state, local and foreign tax returns.

          SECTION 4.03. Other Information. The Partnership shall make available, on a reasonable basis, the chief financial officer of the Partnership and other officers of the Partnership, as appropriate, to respond to questions of the Limited Partners relating to the financial condition of the Partnership.


                                   ARTICLE V

                              Preferred Interests

          SECTION 5.01. General. As of the Effective Time, USANi Sub shall receive the following Preferred Interests:

          (a) a preferred partnership interest in the Partnership with an initial Face Value of $750,000,000, having special rights as set forth in this Article V and a preference with respect to distributions (as set forth in Section 8.06) and liquidation (as set forth in Section 13.02) (the "Class A Preferred Interests"), and

          (b) a perpetual (subject to Section 8.07) preferred partnership interest in the Partnership with an initial Face Value of $1,750,000,000, having special rights as set forth in this Article V and a preference with respect to distributions (as set forth in Section 8.01(a)) and liquidation (as set forth in Section 13.02) (the "Class B Preferred Interests").

          SECTION 5.02. Ranking. (a) Except as otherwise provided herein, with respect to periodic distribution rights and rights upon liquidation, dissolution or winding up, the Preferred Interests shall rank (i) junior to the Partnership Debt and any other of the Partnership's future indebtedness and other obligations not incurred in violation of this Agreement, (ii) on parity with one another and (iii) senior to the Common Interests.

          (b) Other than the Class A Preferred Interests and the Class B Preferred Interests issued pursuant to this Agreement on the Effective Date, no Class A Preferred Interests or Class B Preferred Interests shall be issued.

          (c) Subject to Section 5.05(a)(i), the Preferred Interests shall be the most senior preferred equity interests in the Partnership. The Preferred Interests shall have no Participation Percentage, and shall not be entitled to participate in distributions made pursuant to Section 8.01(b).

          SECTION 5.03. PIK Accretion. (a) The Face Value of the Class A Preferred Interests shall accrete at a rate of 5.0% per annum and (b) the Face Value of the Class B Preferred Interests shall accrete at a rate of 1.4% per annum, in each case beginning on the Closing Date, and the Face Value of each such Preferred Interest shall increase accordingly on the last day of each calendar quarter.

          SECTION 5.04. Consent Right. The consent of the Partners who hold the majority of the aggregate amount of a class of Preferred Interests, determined based on the Face Value thereof, voting as a separate class, shall be required for any amendment, alteration or repeal of the provisions of this Agreement (including by merger, consolidation or otherwise) that would have an adverse effect on the rights of such class or that would be materially adverse to the rights of such Partners under this Agreement.

          SECTION 5.05. Negative Covenants. (a) For so long as the Class A Preferred Interests are outstanding, the Partnership shall not, and shall not permit any subsidiary of the Partnership, without the prior consent of the Partners holding the Class A Preferred Interests to:

               (i) issue any equity interests in the Partnership that rank senior to, or pari passu with, the Preferred Interests, or issue any security that is exchangeable for or convertible into any such equity interest;

               (ii) issue any other preferred equity interests in the Partnership redeemable or exchangeable for or convertible into any equity security of the Partnership or any subsidiary thereof (other than Common Interests), or issue any security that is exchangeable for or convertible into cash, cash equivalents or any such preferred equity interest described in this clause (ii);

               (iii) Transfer any assets other than in the ordinary course of business of the Partnership unless, (x) at least 50% of the net proceeds of such sale, transfer or disposition are retained or otherwise redeployed by the Partnership or its subsidiaries and (y) at the time of such Transfer the Partnership has a Consolidated Tangible Net Worth of at least $4,000,000,000;

               (iv) create, incur, assume, guarantee or permit to exist any Indebtedness other than (A) the Partnership Debt, and any extension, renewal, refinancing or replacement of all or any part of the Partnership Debt (whether or not incurred in accordance with Section 5.05(b)(iii)) that does not increase the outstanding principal amount thereof and (B) Indebtedness in an aggregate outstanding principal amount not to exceed $800,000,000 at any time;

               (v) merge with or into or consolidate with (in each case within the meaning of Treasury Regulation Section 1.708-1(c)), or convert into or otherwise become, by any statutory mechanism, any other Person (other than a wholly owned subsidiary of the Partnership), if immediately after giving effect to such merger, consolidation or conversion, the Partnership would be in violation of clause (i) or, unless such covenants shall be inapplicable as provided below, clause (ii), (iii) or (iv) above, or any other provision of this Agreement relating to the Class A Preferred Interests;

               (vi) liquidate, dissolve or wind up the Partnership; or

               (vii) become an "investment company" as defined in the Investment Company Act of 1940, as amended.

The covenants set forth in this Section 5.05(a), other than those set forth in clause (i), (v), (vi) and (vii) shall not be applicable at a particular time, if at such time the Partnership shall have posted an irrevocable letter of credit in a form that is reasonably acceptable to the Partner holding the Class A Preferred Interests in favor of such Partner (1) in an amount equal to the expected Face Value of the Class A Preferred Interests at maturity and (2) with an expiration date falling no earlier than the maturity date of the Class A Preferred Interests.

          (b) Unless Vivendi shall have made the election described in Section 7.02(b)(ii) of the Transaction Agreement, for a period of 15 years following the Effective Time, or if a shorter period is set forth in this Section 5.05(b), then for such shorter period, without the consent of USAi, the Partnership shall not:

               (i) sell or otherwise dispose of all or any part of the assets set forth on Schedule 5.05(b) other than in the ordinary course of business and other than sales or other dispositions of assets the fair market values of which, as of the Effective Time, do not, individually or in the aggregate, exceed $5,000,000;

               (ii) notwithstanding anything in Sections 8.04 and 13.03 to the contrary, for a period of seven years following the Effective Time, distribute any assets in kind to USAi or USANi Sub, or distribute any of the assets set forth on Schedule 5.05(b);

               (iii) pay (whether voluntarily or involuntarily) all or any part of the principal amount of the Partnership Debt; provided, however, that from time to time the Partnership may discharge all, or any part of, the Partnership Debt using the proceeds of third party debt (on terms reasonably satisfactory to USAi, and so long as no more than three such third party debts may be in existence at any time) (each, a "Refinancing Debt") if the proceeds of such Refinancing Debt are allocable under the rules of Treasury Regulation Section 1.163-8T (or any successor section) to the payment discharging the Partnership Debt, and from and after the date of such discharge references to the Partnership Debt in this Agreement (other than in Section 5.05(a)(iv)) shall, to the extent that the Partnership Debt is discharged with the proceeds of a Refinancing Debt, be deemed to include such Refinancing Debt; provided, further, however, that beginning 2 years after the Effective Time, the Partnership may, from time to time, pay a part of the principal amount of the Partnership Debt; provided that no such payment shall be permitted to the extent such payment would exceed USANi Sub's tax basis in its interest in the Partnership; and, provided, further, that, notwithstanding the foregoing, any payment of the principal amount of the Partnership Debt or any acceleration of payment thereof shall be preceded by written notice by the Partnership to USAi of such payment or acceleration, which notice shall indicate the amount and anticipated date of such payment or acceleration and the event giving rise to such payment or acceleration;

               (iv) for a period of two years following the Effective Time, make any distributions to USAi or USANi Sub other than distributions permitted under Section 8.01(a) or Section 8.02 or which constitute operating cash flow distributions within the meaning of Treasury Regulation Section 1.707-4(b) (unless the facts and circumstances would clearly establish that any such distribution is part of a sale);

               (v) change the organizational structure with respect to any Person set forth on Schedule 5.05(b), including, for the avoidance of doubt, taking any action or failing to take any action which action or inaction would cause USA Cable or Studios USA (each as defined in the Transaction Agreement) to be treated as other than a partnership for U.S. federal income tax purposes;

               (vi) cause or permit any Partner or any Person related to a Partner (within the meaning of Treasury Regulation Section 1.752-4(b)) to bear the "economic risk of loss" (within the meaning of Treasury Regulation Section 1.752-2(b)) with respect to the Partnership Debt; or

               (vii) take any action, or fail to take any action, which action or inaction would cause the Partnership to cease to be qualified as a limited liability limited partnership under and pursuant to the Delaware Act and DRUPA (including any failure to make the annual filings provided under Section 17-214(a)(1) of the Delaware Act and
          Section 15-1003 of DRUPA).

Nothing in this Section 5.05 shall prohibit the pledge of interests in subsidiaries of the Partnership by the Partnership or by any subsidiary of the Partnership that is properly treated as an entity disregarded from the Partnership for U.S. Federal income tax purposes if such pledge is required by the terms of the Partnership Debt.

          SECTION 5.06. No Other Consent Rights. Except as provided in Sections 5.04 and 5.05, holders of Preferred Interests shall have no voting, approval or consent rights, including with respect to any merger, conversion or consolidation of the Partnership.

                                  ARTICLE VI

                               Common Interests

          SECTION 6.01. General. (a) As of the Effective Time, the participation percentage (the "Participation Percentage") of each Partner's Common Interest and the non-U.S. participation percentage (the "Non-U.S. Participation Percentage") and the U.S. participation percentage (the "U.S. Participation Percentage") of each Universal Partner's Common Interest shall be as set forth below:


                                             U.S.                   Non-U.S.
                      Participation     Participation            Participation
Partner                 Percentage        Percentage               Percentage

Universal Sub             74.77%           86.16%                   53.36%
USANI XX                  5.46%             7.14%                     --
UPI Holdings              6.52%              --                     39.46%
UPI Holdings 2            1.18%              --                      7.18%
NYCSpirit                 5.13%             6.70%                     --
USAi                      0.54%              --                       --
USANi Sub                 4.59%              --                       --
New-U Studios             0.31%              --                       --
Diller                    1.50%              --                       --

          (b) Such initial Participation Percentages, Non- U.S. Participation Percentages and U.S. Participation Percentages, as applicable, shall be subject to adjustment as provided in this Article VI. The aggregate outstanding Participation Percentages, the aggregate outstanding Non- U.S. Participation Percentages and the aggregate outstanding U.S. Participation Percentages, respectively, at all times shall equal 100%, and Participation Percentages, Non-U.S. Participation Percentages and U.S. Participation Percentages, as applicable, shall be adjusted from time to time, pro rata, as necessary to maintain the foregoing.

          SECTION 6.02. Issuances of Common Interests After the Closing Date.
(a) After the Closing Date the Partnership, at the discretion of the Board (or, if no Board shall then be constituted, the General Partner), may issue additional Common Interests in return for additional Capital Contributions.

          (b) In connection with the issuance of a Common Interest after the Closing Date, the Board shall designate the Participation Percentage and, if applicable, the Non- U.S. Participation Percentage and the U.S. Participation Percentage associated with such issuance and any other material terms thereof. Upon such issuance, the Participation Percentages and, if applicable, the Non-U.S. Participation Percentages and the U.S. Participation Percentages, respectively, of all Common Interests outstanding immediately before such issuance shall be reduced in the aggregate by an amount equal to the Participation Percentage and, if applicable, the Non-U.S. Participation Percentage and the U.S. Participation Percentage, respectively, so designated, in proportion to their relative Participation Percentages and, if applicable, their relative Non-U.S. Participation Percentages and their relative U.S. Participation Percentages, respectively, immediately before such issuance.

          SECTION 6.03. Preemptive Rights. (a) For so long as USAi and its Affiliates shall have an aggregate Participation Percentage of greater than 1% (or at least 1% in the event that USAi and its Affiliates shall have an aggregate Participation Percentage of no less than 1% due to any reason other than a failure by USAi to exercise its right under this Section 6.03), in connection with any issuance of additional Common Interests by the Partnership to Universal Sub or an Affiliate thereof under Section 6.02(a) prior to the exercise of an USAi Put or an USAi Call, USAi (or USANi Sub) shall have the right to purchase, at the same time, on the same terms and at the same purchase price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common Interests (x) equal to a portion of the Common Interests being issued by the Partnership that is in proportion to the relative Participation Percentages of USAi and its Affiliates and Universal Sub and its Affiliates, in each case immediately prior to the issuance giving rise to USAi's rights under this Section 6.03, or (y) such that, after giving effect to such issuance, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

          (b) In connection with any issuance of additional Common Interests by the Partnership to Universal Sub or an Affiliate thereof under Section 6.02(a) after the exercise of an USAi Put or an USAi Call, if USAi and its Affiliates shall have an aggregate Participation Percentage of at least 1%, USAi (or USANi Sub) shall have the right to purchase, at the same time, on the same terms of such issuance and at the same price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common

Interests such that, after giving effect to such issuance, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

          (c) The Partnership shall deliver written notice to USAi of any proposed issuance of Common Interests by the Partnership to Universal Sub and its Affiliates, including the applicable purchase price, the amount offered, the proposed closing date, the place and time for the issuance thereof (which shall be no less than 20 days from the date of such notice) and any other material terms and conditions of the issuance. Within 15 days from the date of receipt of such notice, USAi shall deliver written notice to the Partnership if it intends to exercise its right under Section 6.03(a) or (b). Upon exercising such right, USAi shall be entitled and obligated to purchase the amount of Common Interests determined in accordance with Section 6.03(a) on the terms and conditions of such issuance, and Universal Sub shall be entitled and obligated to purchase (or cause its Affiliates to purchase) the remaining amount of Common Interests in such issuance. Thereafter, the Participation Percentages of all the Partners and the Non-U.S. Participation Percentages and U.S. Participation Percentages of the Universal Partners shall be adjusted in accordance with Section 6.02(b).

          SECTION 6.04. Other Issuances of Common Interests. (a) For so long as USAi and its Affiliates shall have an aggregate Participation Percentage of at least 1%, in the event that any issuance under Section 6.02(a) to a Person other than Universal Sub or an Affiliate thereof would result in USAi and its Affiliates having an aggregate Participation Percentage of less than 1%, USAi (or USANi Sub) shall have the right to purchase, on the same terms of such issuance and at the same price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common Interests such that, after giving effect to such issuance to such Person and to USAi, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

          (b) The Partnership shall deliver written notice to USAi of such proposed issuance, including the applicable purchase price, the amount offered, the proposed closing date, the place and time for the issuance thereof (which shall be no less than 20 days from the date of such notice) and any other material terms and conditions of the issuance. Within 15 days from the date of receipt of such notice, USAi shall deliver written notice to the Partnership if it intends to exercise its right under Section 6.04(a). Upon exercising such right, USAi shall be entitled and obligated to purchase the amount of Common Interests determined in accordance with Section 6.04(a) on the terms and conditions of such issuance and the third party shall be entitled and obligated to purchase the remaining amount of Common Interests in such issuance. Thereafter, the Participation Percentages of all the Partners and the Non-U.S. Participation Percentages and U.S. Participation Percentages of the Universal Partners shall be adjusted in accordance with Section 6.02(b).

          SECTION 6.05. Contribution of Assets or Capital Stock by Universal Sub. In connection with an acquisition by Universal Sub or an Affiliate thereof of equity securities or assets of one or more third parties engaged in the Business or any related business in which Universal Sub or its Affiliate issued shares of capital stock or paid cash or other consideration to such third party, Universal Sub or its Affiliate may, in its sole discretion and upon the approval of the Board (or, if no Board shall then be constituted, the General Partner), either (i) contribute such acquired equity securities or assets to the Partnership in return for cash or, to the extent permitted under
Section 5.05, a promissory note with a principal amount equal to the aggregate value (determined as set forth below) of the consideration paid by Universal Sub or its Affiliate for such equity securities or assets or (ii) contribute such acquired equity securities or assets to the Partnership in return for Common Interests in the Partnership in accordance with Section 6.02(a), subject to the provisions of Section 6.03. The "purchase price" for any such Common Interests shall be deemed to be (i) in the case of a contribution of equity securities or assets to the Partnership on or prior to the first anniversary of the acquisition by Universal Sub or an Affiliate of such equity securities or assets, the value of the consideration paid by Universal Sub or its Affiliate for such equity securities or assets, which consideration shall be valued at the same time it was valued under the terms of the agreement with the applicable third party, and (ii) in the case of a contribution of equity securities or assets to the Partnership following the first anniversary of the acquisition by Universal Sub or an Affiliate of such equity securities or assets, the fair market value of such contributed equity securities or assets.

          SECTION 6.06. Consent Right. Except for the General Partner, no holder of Common Interests shall have any voting, approval or consent rights, including with respect to any merger, conversion or consolidation of the

Partnership; provided, however, that (i) at all times a USAi Limited Partner holding Common Interests shall have the right to consent to any amendment, alteration or repeal of this Agreement that would have an adverse effect on the rights of such USAi Limited Partner hereunder and (ii) for so long as an USAi Put or an USAi Call has not been exercised and USAi has not exercised its rights under Section 6.03(a)(y), the consent of USAi shall be required prior to: (x) the entering into, terminating, modifying or extending of any agreement, transaction or relationship between the Partnership and any Affiliate of Vivendi that is not on an arm's-length basis, and (y) the making of distributions in respect of, redeeming, repurchasing or otherwise acquiring any Common Interests of Universal Sub or any of its Affiliates, other than pro rata distributions, redemptions, repurchases and acquisitions.

          SECTION 6.07. Assignees of Diller Common Interests. Any holder of a beneficial interest in Common Interests that shall have received such interest as an assignee of Diller pursuant to Section 2.07 of the Transaction Agreement hereby irrevocably appoints Diller (or his executor, administrator or trustee, as the case may be) as its or his designated representative for all purposes under this Agreement and agrees (except to the extent otherwise provided in Section 4.02) that (a) any action taken or waived by, or binding upon, Diller (or his executor, administrator or trustee, as the case may be) with respect to Diller's Common Interests (including the provisions set forth in Section 10.03) shall be deemed taken or waived by, and binding upon, such assignee with respect to such assignee's beneficial interest in Diller's Common Interests, (b) such assignee shall have no right to deal directly with the Partnership or its Partners and the Partnership and its Partners shall deal solely with Diller in respect of all matters relating to such assignee's interest in the Partnership, as if such assignment had never occurred, including in respect of the provision of information, the giving of notices and the payment of money, (c) such assignee shall have no right to attend Partnership meetings, (d) all rights of a holder of Common Interests under this Agreement or otherwise in connection with the Partnership shall be exercisable only by Diller (or his executor, administrator or trustee, as the case may be) and (e) such assignee shall in all respects be subject to the same terms under this Agreement (other than Section 9.04) as Diller is subject to hereunder. The General Partner shall treat any holder of a beneficial interest in Common Interests who received such interest as an assignee of Diller pursuant to Section 2.07 of the Transaction Agreement as a Partner in the Partnership for income tax purposes with an interest in the Partnership corresponding to such beneficial interest.


                                  ARTICLE VII

                       Capital Accounts, Allocations of
                        Profit and Loss and Tax Matters

          SECTION 7.01. Capital Accounts. (a) The Partnership shall establish a separate capital account (a "Capital Account") in respect of each Common Interest and Preferred Interest held by each Partner on the books of the Partnership. The Capital Account of a Partner shall be increased by (i) the amount of money contributed by that Partner to the Partnership, (ii) the fair market value of property contributed by that Partner to the Partnership (net of liabilities related to such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and
(iii) allocations to that Partner pursuant to Section 7.02 of profit, income and gain (or items thereof). The Capital Account of a Partner shall be decreased by (i) the amount of money distributed to that Partner by the Partnership, (ii) the fair market value of property distributed to that Partner by the Partnership (net of liabilities related to such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code) and (iii) allocations to that Partner pursuant to
Section 7.02 of loss, expense and deduction (or items thereof).

          (b) In the event that a Partner Transfers its Interest in accordance with the provisions of this Agreement, the Transferee of such Interest shall succeed to the Capital Account of the Transferor attributable to such Interest.

          (c) Upon the occurrence of any event specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Accounts of the Partners shall be adjusted to reflect the fair market value of the Partnership's property at such time and in such manner as provided in such Regulation.

          (d) No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. No Partner shall have any obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Partner.

          (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          SECTION 7.02. Allocations of Net Income and Net Loss. (a) General.
(i) Except as otherwise provided in this Section 7.02, Net Income shall be allocated to the extent thereof:

               (A) first, if any Net Loss has been allocated to the holders of Preferred Interests under Section 7.02 (a)(ii)(B), to the holders of Preferred Interests pro rata in proportion to the amount of Net Loss so allocated until the aggregate Net Income allocated under this paragraph (A) shall equal the aggregate amount of such Net Loss;

               (B) second, to the holders of Preferred Interests pro rata until the aggregate amount allocated under this paragraph (B) equals a return of 5% per annum on the Face Value of their Preferred Interests;

               (C) third, if any Net Loss has been allocated to the holders of Common Interests under Section 7.02(a)(ii)(A) or (C), to the holders of Common Interests pro rata in proportion to the amount of Net Loss so allocated until the aggregate Net Income allocated under this paragraph (C) shall equal the aggregate amount of such Net Loss; and

               (D) fourth, to the Partners in accordance with their Participation Percentages.

          (ii) Net Loss shall be allocated to the extent thereof:

               (A) first, to the holders of Common Interests pro rata to the extent of their respective Capital Accounts;

               (B) second, to the holders of Preferred Interests pro rata to the extent of their respective Capital Accounts; and

               (C) third, to the Partners in accordance with their Participation Percentages.

          (b) Allocations Among Universal Partners. (i) If any Net Income or Net Loss, or any items thereof, allocable to the Universal Partners pursuant to Section 7.02(a) is attributable to Non-U.S. Source Items, such Non-U.S. Source Items shall be allocated to the Universal Partners in accordance with their Non-U.S. Participation Percentages, and if any Net Income or Net Loss, or any items thereof, allocable to the Universal Partners pursuant to Section 7.02(a) is attributable to U.S. Source Items, such U.S. Source Items shall be allocated to the Universal Partners in accordance with their U.S. Participation Percentages; provided, however, that to the extent an allocation of Non- U.S. Source Items, on the one hand, or U.S. Source Items, on the other hand, consists of deduction or loss and that would cause the Capital Account balance of any Universal Partner to be reduced below zero, such Non-U.S. Source Items or U.S. Source Items, as the case may be, shall instead be allocated to the other Universal Partners, pro rata, based upon their relative positive Capital Account balances (determined after allocation of all other items for such taxable period); and provided, further, if any items are specially allocated to a Universal Partner pursuant to the immediately preceding proviso, such Universal Partner will be specially allocated Non-U.S. Source Items or U.S. Source Items, as the case may be, consisting of income or gain allocable to the Universal Partners pursuant to Section 7.02(a) in subsequent taxable periods in an amount sufficient to reverse, to the extent practicable and as quickly as possible, the special allocation of deduction or loss items to such Universal Partner pursuant to the immediately preceding proviso; and

          (ii) notwithstanding anything to the contrary in Section 7.02(b)(i), any items of interest expense allocable to the Universal Partners pursuant to
Section 7.02(a) shall be allocated among the Universal Partners consistent with the allocation of deduction or loss pursuant to this Section 7.02(b); provided, however, that to the extent an allocation of any interest expense items pursuant to this clause (ii) would cause or increase a deficit in the Capital Account balance of any Universal Partner, such interest expense items shall instead be allocated to the other Universal Partners, pro rata, based upon the relative allocations of deduction or loss to such other Universal Partners pursuant to this Section 7.02(b); provided, further, if any items of interest expense are specially allocated to a Universal Partner pursuant to the immediately preceding proviso, the other Universal Partners will be specially allocated items of deduction or loss allocable to the Universal Partners pursuant to Section 7.02(a) in subsequent taxable periods in an amount sufficient to reverse, to the extent practicable and as quickly as possible, the special allocation of interest expense items to such Universal Partner pursuant to the immediately preceding proviso.

          (c) Minimum Gain Charge Back. The Partnership shall allocate items of profit among the Partners at such times and in such amounts as necessary to satisfy the minimum gain charge back requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

          (d) Allocation of Deductions Attributable to Partner Nonrecourse Liabilities. Any nonrecourse deductions attributable to a "partner nonrecourse liability" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated among the Partners that bear the economic risk of loss for such Partner's nonrecourse liability under Treasury Regulation Section 1.752-2 in accordance with the ratios in which such Partners share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(1).

          (e) Qualified Income Offset. The Partnership shall specially allocate items of profit and loss when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (f) Curative Allocations. The allocations set forth in Sections 7.02
(b), (c) and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, the Partnership shall make such special allocations of Partnership income, gain, loss or deduction so that, after such allocations are made, each Partner's Capital Account balance is, to the greatest extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 7.02(a) and (f) hereof.

          (g) Allocations in Liquidation and upon Maturity of Class A
Preferred Interests. Upon a dissolution of the Partnership in accordance with
Article XIII, the Net Income or Net Loss (or items of profit, income, gain, loss, deduction and expense) of the Partnership shall be allocated to the Partners so that the balance in each Partner's Capital Account as of the date of dissolution shall equal the amount distributable to such Partner pursuant to Section 13.02(b)(ii) through (iv) (determined without regard to the provisos thereto); provided, however, that for these purposes the Universal Partners, collectively, shall be treated as a single Partner. In the case of any distribution made at the maturity of a Class A Preferred Interest in accordance with Section 8.06, Net Income or Net Loss (or items of profit, income, gain, loss, deduction and expense) for the taxable period of the Partnership in which such distribution is made shall be allocated so that the Capital Account of each holder of such Class A Preferred Interest shall, as of the date of distribution, equal the amount to be distributed to such holder pursuant to Section 8.06.

          SECTION 7.03. Allocations of Net Income and Net Loss for Federal Income Tax Purposes. Except as provided in the following sentence, profit, income, gain, loss, deduction and expense as determined for Federal income tax purposes shall be allocated among the Partners in the same proportions as the corresponding items of "book" profit, income, gain, loss, deduction and expense are allocated among such Partners pursuant to Section 7.02.

Notwithstanding the foregoing sentence, Federal income tax items relating to any
Section 704(c) Property shall be allocated among the Partners in accordance with
Section 704(c) of the Code and Treasury Regulation Section 1.704-3(c) to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Partnership or its revaluation pursuant to Section 7.01(c) using the "traditional method" as described in Treasury Regulation Section 1.704-3(b). Items described in this Section 7.03 shall neither be credited nor charged to the Partners' Capital Accounts.

          SECTION 7.04. Allocation of the Partnership Debt. The Partners acknowledge that, for purposes of Section 752 of the Code and in accordance with Treasury Regulation 1.752-3(a)(3), and consistent with allocations of other significant items of Partnership income or gain, 100% of the Partnership Debt shall be allocated pro rata among the Partners holding the Preferred Interests.

          SECTION 7.05. Elections. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Partnership under the Code or other applicable tax law (including any election under Section 754 of the Code), and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law, shall be made in such manner as may be determined by the General Partner.

          SECTION 7.06. Fiscal Year. The fiscal year of the Partnership for tax and accounting purposes ("Fiscal Year") shall be the 12-month (or shorter) period ending on December 31 of each year, unless otherwise determined by the Board.

          SECTION 7.07. Withholding Requirements. Notwithstanding any provision herein to the contrary, the General Partner is authorized to take any and all actions that are necessary or appropriate to ensure that the Partnership satisfies any and all withholding and tax payment obligations under Section 1441, 1445, 1446 or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the General Partner may withhold any amount that it determines is required to be withheld from amounts otherwise distributable to any Partner pursuant to this Agreement; provided, however, that such amount shall be deemed to have been distributed to such Partner for purposes of applying this Agreement. Each Partner will timely provide any certification or file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Partnership.

          SECTION 7.08. Tax Matters Partner. The General Partner shall act as the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law. The Tax Matters Partner shall not be liable in its capacity as such to the Partnership or the Partners for any losses, claims or damages. All reasonable out-of- pocket expenses incurred by the Tax Matters Partner while acting in such capacity shall be paid or reimbursed by the Partnership.

                                 ARTICLE VIII

                                 Distributions

          SECTION 8.01. Distributions. (a) The Partnership shall make cumulative preferential distributions to holders of the Class B Preferred Interests at a rate of 3.6% per annum of the Face Value of such holder's Preferred Interests (without taking into account any adjustments thereto made on the date of such distribution), which distributions shall begin to accrue on the Closing Date. Distributions shall be payable in cash in quarterly installments on the last Business Day of each calendar quarter. Any delay or deferral of distributions required by this Section 8.01 or Section 8.02, including upon a breach of this Section 8.01(a), shall accrue interest commencing on the applicable due date and continuing through to the date of payment at an annual rate equal to USAi's effective cost of borrowing, expressed as a percentage, as of the applicable due date.

          (b) At the times and in the amounts determined by the General Partner, subject to Section 5.05(b), the Partnership may make distributions to holders of Common Interests pro rata in accordance with the respective Participation Percentages of such Common Interests; provided that no distributions may be made with respect to the Common Interests unless all past due distributions on the Preferred Interests have been made as of the date of payment.

          (c) To the extent any distribution to a Partner provided herein in respect of a Common Interest or a Preferred Interest would exceed the balance of such Partner's Capital Account relating to such Common Interest or Preferred Interest, the distribution of such excess shall be deferred and shall be made (prior to any other distribution pursuant to this Section 8.01) when and to the extent that the balance of such Capital Account is increased.

          SECTION 8.02. Tax Distributions. The Partnership shall, as soon as practicable after the close of each taxable year, make cash distributions to each Partner in an amount equal to the product of (a) the amount of taxable income allocated to such Partner for such taxable year pursuant to Section 7.02, reduced by the amount of taxable loss allocated to such Partner for all prior taxable years (except to the extent such taxable losses have previously been taken into account under this sentence) and (b) the highest aggregate marginal statutory Federal, state, local and foreign income tax rate (determined taking into account the deductibility of state and local income taxes for Federal income tax purposes and the creditability or deductibility of foreign income taxes for Federal income tax purposes) applicable to any Partner.

          SECTION 8.03. General Limitations. (a) Notwith standing anything in this Agreement to the contrary, the Partnership, and the General Partner on behalf of the Partnership, is not required to make any distributions except to the extent permitted under the Delaware Act.

          (b) Holders of Preferred Interests shall not be entitled to any distributions in excess of the distributions set forth in this Article VIII and Article XIII.

          SECTION 8.04. Distributions in Kind. The Partnership shall not distribute any assets in kind, except as provided in Section 13.03.

          SECTION 8.05. Closing Date Distribution. At the Effective Time, the Partnership shall use the net proceeds of the Partnership Debt to make a cash distribution to USANi Sub in the amount of $1,618,710,396.

          SECTION 8.06. Distribution Upon Maturity of Class A Preferred Interests. On the twentieth anniversary of the Closing Date (the "Maturity Date"), the Class A Preferred Interests shall be redeemed by the Partnership by payment to the holder thereof of a distribution in cash equal to the Face Value thereof as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including the date of redemption). Following such payment, the Class A Preferred Interests shall cease to be outstanding and all the rights of the holders thereof shall cease.

          SECTION 8.07. Put/Call Rights with Respect to Class B Preferred Interests. (a) Beginning on the twentieth anniversary of the Closing Date, (i) subject to Section 160 of the Delaware General Corporation Law, Vivendi, Universal, USI-USA, USIE-USA, V-USA and/or SUB I-USA shall have the right to purchase all (but not less than all) of the Class B Preferred Interests of USAi and its Affiliates (the "USAi Preferred Call"), and (ii) USAi shall have the right to require Universal, USI-USA, USIE-USA, V-USA and/or SUB I-USA to purchase all (but not less than all) of its and its Affiliates' Class B Preferred Interests (the "USAi Preferred Put"), in each case at a purchase price equal to (A) a number of shares of USAi Common Shares equal to the lesser of (x) the number of shares (rounded up to the nearest whole share) of USAi Common Shares having a Market Value equal to the Face Value as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including such date) of the Class B Preferred Interests or (y) 56,611,308 USAi Common Shares (as adjusted for any stock splits, stock dividends or other similar transactions after the Effective Time), and (B) cash equal to any accrued and unpaid distributions pursuant to Section 8.01(a) (collectively, the "Class B Preferred Consideration"). The terms and provisions of Section 4.17 of the Transaction Agreement are hereby expressly incorporated herein by reference. Universal, USI-USA, USIE- USA, V-USA and/or SUB I-USA shall have the right to substitute cash for the portion of the USAi Common Shares deliverable in the form of USAi Common Stock as set forth in Section 4.17 of the Transaction Agreement, based on the Market Value of such USAi Common Stock. To the extent two or more entities purchase the Class B Preferred Interests under this Section 8.07, the Face Value thereof shall be allocated among such entities pro rata based on the purchase price.

          Each of Universal, USI-USA, USIE-USA, V-USA and SUB I-USA hereby agrees that it is jointly and severally liable for the full and prompt payment and performance of the obligations with respect to the USAi Preferred Put, and that such obligations are continuing obligations of payment and performance and not of collection, and that its obligations under this Section 8.07 shall not be discharged until payment and performance, in full, of such obligations has occurred, and that its obligations under this Section 8.07 shall be absolute and unconditional, irrespective of, and unaffected by, (1) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or the Transaction Agreement, (2) the absence of any action to enforce this Agreement (including this Section 8.07) or the Transaction Agreement, (3) the insolvency of any party to this Agreement or the Transaction Agreement; or (4) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Notwithstanding the forgoing, the obligations of USI-USA, USIE-USA, V-USA and SUB I-USA shall be limited to such portion of the purchase price that may be satisfied by the transfer to USAi (or USAi's designee) of the Committed Common Equity (as defined in the Transaction Agreement) received by it pursuant to the Assignment Agreement.

          (b) In the event that USAi Common Shares cease to be outstanding following the Effective Time, references to each USAi Common Share in this
Section 8.07 shall refer instead to the cash (plus interest accruing at an annual rate equal to USAi's effective cost of borrowing, expressed as a percentage, as of the applicable date on which such cash is delivered in such exchange or conversion) or other securities or property into which each such USAi Common Share was exchanged for or converted into after the Effective Time, including any successive exchange or conversion.

          (c) Upon consummation of the USAi Preferred Put or the USAi Preferred Call, the maturity of the Class B Preferred Interests shall be immediately accelerated, and the Class B Preferred Interests shall be redeemed by the Partnership by payment to the holder (or holders) thereof of a distribution in cash equal to the Face Value thereof as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including the date of redemption). Following such payment, the Class B Preferred Interests shall cease to be outstanding and all the rights of the holders thereof (or holders thereof on a pro rata basis) shall cease.


                                  ARTICLE IX

                         Management of the Partnership

          SECTION 9.01. General Partner. (a) The business and affairs of the Partnership shall be managed exclusively by the General Partner in a manner consistent with this Agreement, without the need for, except as set forth in
Section 5.04, 5.05 or 6.06, any consent or approval of any other Partner. Subject to Section 9.02 and the terms of this Agreement, the General Partner shall have the exclusive power and authority, on behalf of the Partnership, to collect and distribute funds in accordance with Article VIII to make allocations and adjustments in accordance with Article VII and to take any action of any kind not inconsistent with this Agreement and to do anything and everything it deems necessary or appropriate to carry on the business and purposes of the Partnership in a manner consistent with this Agreement. No other Partner shall participate in the management and control of the business of the Partnership, and in no event shall any Partner other than the General Partner have any authority to bind the Partnership for any purpose. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner.

          (b) The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership's business, and the actions of the General Partner taken in accordance with such rights and powers shall bind the Partnership.

          SECTION 9.02. Board; Representatives; Chairman. (a) The General Partner shall be responsible for the establishment of policy and operating procedures with respect to the business and affairs of the Partnership and shall appoint agents or employees, with such titles as the General Partner may select, including a chief executive officer, as officers of the Partnership to act on behalf of the Partnership, with such power and authority as the General Partner may designate from time to time to any such Person. The initial chief executive officer shall serve at his will and at the pleasure of the General Partner, shall report directly to the chief executive officer of the General Partner who shall be the chief executive officer of Vivendi and shall have the same authority to act for the Partnership as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation. Diller shall be the initial chief executive officer of the Partnership. The other officers of the Partnership shall report to the General Partner or the chief executive officer, as determined by the General Partner; provided that, as of the Effective Date and for so long as Diller is the chief executive officer, officers of the Partnership shall report to the chief executive officer.

          (b) The General Partner may, at its election, appoint a Board of Directors or other governing body (a "Board") to oversee the policy and operating procedures with respect to the business and affairs of the Partnership, provided, however, that the appointment of a Board shall not alter in any respect the reporting obligations of the chief executive officer. In the event that the General Partner appoints a Board, it shall appoint all of the members of the Board (the "Representatives"), which shall include Diller as a Representative for so long as he remains an officer of the Partnership and otherwise, one Person designated by USAi and reasonably satisfactory to the General Partner as a Representative for so long as USAi and its Affiliates shall have a Participation Percentage in excess of 1%, provided that an USAi Put or an USAi Call has not been exercised and USAi has not exercised its rights under Section 6.03(a)(y). For so long as Diller is chief executive officer of the Partnership, Diller shall also be Chairman of the Board ("Chairman"). The General Partner, in consultation, with the chief executive officer, shall establish whatever procedures it deems necessary and appropriate for operating and governing the business of the Partnership.

          (c) No Representative shall be entitled to any fee, remuneration, compensation or expense reimbursement in connection with their service at Board meetings.

          SECTION 9.03. Expenses. (a) The Partnership shall pay or reimburse the General Partner for all out-of- pocket expenses reasonably incurred by the General Partner in performing its duties as the General Partner. Except as provided in Section 7.08 and this Section 9.03, the General Partner shall not be entitled to any salary or other compensation for its services to the Partnership as General Partner.

          (b) The Partnership shall pay or reimburse Diller and any other USAi employee who is an officer of the Partnership for all out-of-pocket expenses directly related to the performance by Diller or such other Person of his duties as an officer of the Partnership.

          SECTION 9.04. Agreement Not To Compete. (a) Diller understands that the Partnership shall be entitled to protect and preserve the going concern value of USAi's Existing Business (as "Existing Business" is defined in the Transaction Agreement) and the Partnership to the extent permitted by law and that Universal would not have entered into this Agreement absent the provisions of this Section 9.04 and, therefore, for a period from the Closing Date until the date that is the earlier of (A) the later of (1) 18 months after the Closing Date and (2) six calendar months after the date upon which Diller ceases to be the chief executive officer of the Partnership and (B) three years after the Closing Date, Diller shall not, and shall cause each of its Affiliates not to, directly or indirectly:

               (i) engage in the Restricted Business or acquire any interest in any Person engaged in the Restricted Business; and

               (ii) (A) solicit, recruit or hire any employees of USAi's Existing Business or the Partnership or Persons who have worked for USAi's Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons,
          (B) solicit or encourage any employee of USAi's Existing Business or the Partnership to leave the employment of USAi's Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons, and (C) disclose or furnish to anyone any confidential information relating to USAi's Existing Business or the Partnership or otherwise use such confidential information for its own benefit or the benefit of any other Person; provided that the non-solicitation provisions of clauses (A) and (B) shall be deemed not breached by any advertisement or general solicitation that is not specifically targeted at the employees or Persons referred to therein;

          provided that, if at any time after 18 months after the Closing Date, Diller resigns as chief executive officer of the Partnership for Good Reason or Diller's employment is terminated without Cause, then the restrictions set forth in this Section 9.04(a) shall cease to apply on and from the effective date of such resignation or termination.

          (b) This Section 9.04 shall be deemed not breached as a result of
(i) the ownership by Diller or any of his Affiliates of interests in the Partnership, or of investments in any class of stock of any entity, public or private, engaged, directly or indirectly, in the Restricted Business so long as Diller does not serve as a director, an officer, a consultant or as an employee of such entity and is not otherwise engaged in the management or operations of such entity, (ii) Diller's engagement in not-for-profit or charitable activities related to the Business, whether on boards or otherwise,
(iii) ownership of Vivendi Ordinary Shares as the result of the exercise of a Put or a Call or (iv) Diller's position as a member of any board of directors (including on any committees thereof) on which he is a board member on the date hereof.

          (c) Diller agrees that the covenant in Section 9.04(a) is reasonable with respect to its duration and scope. If, at the time of enforcement of this
Section 9.04, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the period and scope legally permissible under such circumstances will be substituted for the period and scope stated herein.


                                   ARTICLE X

                            Transfers of Interests

          SECTION 10.01. Restrictions on Transfers. (a) Except as permitted in this Article X, without the prior written consent of the General Partner, neither USAi or any of its Affiliates nor Diller shall directly or indirectly Transfer all or any part of their respective Interests, or any rights to receive capital, profits or distributions of the Partnership pursuant thereto. To the fullest extent permitted by law, any such Transfer in violation of this Agreement shall be null and void.

          (b) It shall be a condition to any Transfer not prohibited by this
Article X that such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws. Until any Interest has been registered under the Securities Act, such Interest may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

          (c) It shall also be a condition to any Transfer not prohibited by this Article X that no applicable law or judgment issued by any governmental entity shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred, and each Partner agrees to cooperate with the other Partners to provide such information and make such filings as shall be necessary to satisfy as promptly as practicable the foregoing conditions in connection with a proposed Transfer.

          SECTION 10.02. Transfers Permitted at any Time. (a) At any time and from time to time, so long as such Transfer would not reasonably be expected to result in any materially adverse tax consequences to any other Partners,
(i) USAi or any of its Affiliates may Transfer all, but not less than all, of its Interest to USAi or a direct or indirect wholly owned subsidiary of USAi (including any subsidiary that is not wholly owned solely as a result of the fact that Home Shopping Network, Inc. is not a wholly owned subsidiary of USAi, so long as Liberty and USAi remain the only shareholders of Home Shopping Network, Inc. and Light's ownership percentage of Home Shopping Network, Inc. does not increase materially from its interest as of the Closing
Date) and (ii) USAi or any of its Affiliates may pledge or grant a security interest in, or place in trust, its Preferred Interests in connection with a bona fide indebtedness or hedging transactions; provided, however, that the terms of such indebtedness or hedge shall not permit or enable under any circumstance, including in the event of a default thereunder, the pledgee of such indebtedness or party to such hedge to foreclose upon or otherwise acquire any Preferred Interests, it being understood that USAi, USANi Sub and/or one of their wholly owned subsidiaries shall in all cases be the only holder(s) of the Preferred Interests.

          (b) In respect of holders of Interests that are individuals, a Transfer may be made upon or subsequent to the death of such holder to the executors, administrators, legatees or beneficiaries of such deceased holder, provided that such transferees shall (i) in aggregate be treated as a single Partner for all purposes under this Agreement and (ii) upon such Transfer, sign a counterpart to this Agreement or other similar document of accession, in each case in a customary form, agreeing to be bound by the terms of this Agreement (other than Section 9.04) to the same extent that the transferor was so bound.

          SECTION 10.03. Put/Call Rights. (a)(i) At any time, and from time to time, after the fifth anniversary of the Closing Date, Universal shall have the right to purchase all (but not less than all) the Common Interests of USAi and its Affiliates (the "USAi Call"), and (ii) at any time, and from time to time, after the eighth anniversary of the Closing Date, USANi Sub shall have the right to require Universal to purchase all (but not less than all) its and its Affiliates' Common Interests (the "USAi Put"), in each case at a purchase price equal to the Appraised Value thereof. Notwithstanding the foregoing, for so long as USAi or its Affiliates shall be the holder of any Preferred Interests, at the election of USANi Sub, any Call or Put under this Section 10.03(a) shall only be applicable to a portion of the Common Interests of USANi Sub and its Affiliates such that upon the consummation of the applicable purchase and sale USAi and its Affiliates would retain a Participation Percentage of 1%, and in such event the determination of Appraised Value shall only apply to the portion of the Common Interests of USAi and its Affiliates subject to such Call or Put.

          (b)(i) At any time after the first anniversary of the Closing Date, Diller (or his executor, administrator or trustee, as the case may be) shall have the right to sell all (but not less than all) its Common Interests to Universal (the "Diller Put"), and (ii) at any time after the later of (A) the second anniversary of the Closing Date and (B) such time that Diller is no longer chief executive officer of the Partnership, Universal shall have the right to purchase all (but not less than all) the Common Interests of Diller (the "Diller Call"), in each case at a purchase price equal to the greater of
(x) the Appraised Value thereof and (y) $275,000,000. In the event that Diller's employment is terminated without Cause or as a result of his death, Diller terminates his employment for Good Reason or

Diller becomes Disabled, the Diller Put shall become thereafter exercisable (by Diller, or his executor, administrator, or trustee, as the case may be) immediately upon such termination or upon becoming Disabled.

          (c) A Call or a Put may be exercised by the applicable party by providing notice to Universal in the case of a Put, USA in the case of a USAi Call, or Diller in the case of a Diller Call, in each case in accordance with
Section 14.01. The purchase and sale of the Selling Party's Common Interests shall be consummated at a closing the date and time of which shall be selected by the Purchasing Party and provided in writing at least seven days prior thereto; provided that such date shall not be later than the 20th Business Day following the date of the determination of the Appraised Value. Except as set forth in Section 10.03(e), at such closing, the Purchasing Party shall cause to be paid to the Selling Party the applicable purchase price, by wire transfer of immediately available funds, against delivery by the Selling Party of one or more duly executed assignments and bills of sale (in form and substance reasonably satisfactory to the Purchasing Party, but in any event which shall not include any provision for indemnification) assigning its Common Interests to the Purchasing Party, free and clear of any Liens.

          (d) The Appraised Value shall be determined as follows:

               (i) subject to clause (iii) below, within 15 days from the date of notice given pursuant to Section 10.03(c), the Selling Party and the Purchasing Party shall each notify the other and the Partnership in writing of their respective selection of an Investment Bank; provided that if either such party fails to notify the other of its selection within such period, the determination of the Appraised Value of such Common Interests shall be rendered by the single Investment Bank already selected, within 45 days from the date of its selection, by notice to all the foregoing parties, and such determination shall be deemed to be the Appraised Value of such Common Interests and shall be final for purposes hereof;

               (ii) within 45 days from the date of their selection, the Selling Party's Investment Bank and the Purchasing Party's Investment Bank shall jointly notify the Selling Party and the Purchasing Party in writing of their determination of the Appraised Value of such Common Interests (determined as set forth in the definition thereof), or, if such Investment Banks are unable to agree on such a value (unless the lower individual valuation is within 10% of the higher individual valuation, in which case the two valuations shall be averaged), of their selection of a third Investment Bank, in which case such Investment Banks shall notify such third Investment Bank in writing of their respective determinations of the Appraised Value concurrently with the delivery of the notice described above, following which such third Investment Bank shall, within 30 days, notify all of the foregoing parties of its selection of one of the two original determinations of the Appraised Value, (the "Selected Appraisal"), which Selected Appraisal shall be chosen by such third Investment Bank based on its determination that the Selected Appraisal more closely reflected the Appraised Value of such Common Interests (determined as set forth in the definition thereof) than the other original determination. The Selected Appraisal shall be deemed to be the Appraised Value of such Common Interests and shall be final for purposes hereof. The costs of such determination process shall be borne equally by the Purchasing Party and the Selling Party; and

               (iii) if at any time prior to the second anniversary of the Closing Date Diller ceases to serve as the chief executive officer of the Partnership, Universal and Diller shall promptly initiate the process set forth in clauses (i) and (ii) above to determine the Appraised Value of the Partnership as of the time of such cessation, and such Appraised Value shall be deemed to be the Appraised Value of the Partnership with respect to the subsequent exercise of a Diller Put or a Diller Call.

          (e) At the election of the Purchasing Party, payment of the purchase price upon the exercise of a Call or a Put may be made in Vivendi Ordinary Shares having a Market Value at the time of closing equal to the applicable purchase price set forth in Section 10.03(a) or Section 10.03(b), in which case the Selling Party shall be entitled to the rights set forth in Section 10.03(f) and 10.03(g). At the closing of any Put or Call pursuant to this
Section 10.03(e), Universal shall deliver to USAi or its Affiliates or Diller, as the case may be, validly issued Vivendi Ordinary Shares (or, if Diller requests, other common equity securities of Vivendi listed on an exchange other than that on which the Vivendi Ordinary Shares are listed and representing an equivalent number of Vivendi Ordinary Shares) free and clear of all Liens (other than Permitted Liens). The ability of any successor or new parent entity to Vivendi to issue shares hereunder shall be subject to (i) satisfaction of the trading volume provisions of the definition of Vivendi Ordinary Shares and (ii) the Selling Party receiving less than 5% of the outstanding common stock or ordinary shares of such successor or new parent entity in such issuance.

          (f) (i) Vivendi shall provide the Selling Party with, and the Selling Party shall be entitled to, customary registration rights relating to any Vivendi Ordinary Shares received pursuant to Section 10.03(e) (including the ability to transfer registration rights (but not to exceed in the aggregate the total number of registration rights to which the Selling Party is entitled under Section 10.3(f)(ii) in connection with the sale or other disposition of all or a portion of its Vivendi Ordinary Shares). In the event Vivendi Ordinary Shares are listed or quoted on more than one national securities exchange (or Nasdaq), whether in the form of shares, depositary shares or receipts therefor, the Selling Party may elect the type of security (or combination of securities) to be issued to it (such securities sometimes being referred to in paragraph (g) or this paragraph (f) of Section 10.03 as "Vivendi Ordinary Shares") and such securities shall be issued in an aggregate amount representing the amount of the Vivendi Ordinary Shares that would otherwise have been issued. Vivendi, each of the Partners and the Partnership each hereby agrees to cooperate and use its reasonable best efforts to provide for the prompt marketability of the Vivendi Ordinary Shares to be received hereunder, including, if requested by USAi or Diller, as applicable, through the advance preparation and filing by Vivendi of (x) a registration statement in order that such registration statement may become effective simultaneously with the closing of the Put or Call giving rise to the registration rights under this paragraph (f), and (y) any other regulatory filings or notices.

          (ii) If requested by a Selling Party, Vivendi shall be required promptly to cause the Vivendi Ordinary Shares owned by such Selling Party or its Affiliates to be registered under the Securities Act and/or any applicable securities laws of any foreign jurisdiction in order to permit such Selling Party or such Affiliate to sell such shares in one or more (but not more than, in the case of USAi, three, and in the case of Diller, two) registered public offerings (each, a "Demand Registration"). Each Selling Party shall also be entitled to customary piggyback registration rights and, except pursuant to agreements in effect on the date hereof, no other Person shall be entitled to piggyback registration rights with respect to a Selling Party's Demand Registration, without such Selling Party's consent. If the amount of shares sought to be registered by a Selling Party and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters' cutback, then such Selling Party may elect to request Vivendi to withdraw such registration, in which case, such registration shall not count as one of such Selling Party's Demand Registrations. If a Selling Party requests that any Demand Registration be an underwritten offering, then such Selling Party shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to Vivendi. If a Demand Registration is an underwritten offering and the managing underwriter advises the Selling Party initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then Vivendi will include in such registration, first, the securities of the initiating Selling Party, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by Vivendi). In connection with any Demand Registration or inclusion of a Selling Party's or its Affiliate's shares in a piggyback registration, Vivendi, such Selling Party and/or its Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by Vivendi and such Selling Party), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions, except as provided herein) shall be paid by Vivendi. Vivendi shall pay up to 1% of gross proceeds in the aggregate of any underwriting discounts, fees and commissions related to the registration of shares on the behalf of Diller.

          (iii) If Vivendi and a Selling Party cannot agree as to what constitutes customary terms within 10 days of such Selling Party's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to Vivendi and such Selling Party. In no event shall the inability of the parties to come to agreement on customary terms delay in any way the registration of a Selling Party's Vivendi Ordinary Shares hereunder.

          SECTION 10.04. Tag-Along for USAi Limited Partners for Transfers by Universal. (a) If Universal Sub, any Universal Limited Partner or any of their respective

Affiliates (each, a "Transferring Entity") shall desire to Transfer in one transaction or a series of related transactions Common Interests beneficially owned by such entity, other than to (w) Vivendi, (x) Universal Studios Holding I Corp., (y) Centenary Holding N.V. or (z) Universal Pictures International B.V., or to a direct or indirect wholly owned subsidiary of any of the foregoing (such Transfer being referred to as a "Tag-Along Event"), such Transferring Entity shall give not less than 10 Business Days' prior written notice to each of the USAi Limited Partners (each, a "Tag-Along Offeree") of such intended Tag-Along Event. Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of such proposed Tag-Along Event, including the name of the proposed transferee or resulting holder of such Common Interests (the "Resulting Holder"), the amount of Common Interests (and the aggregate Participation Percentage represented thereby) proposed to be Transferred in the Tag-Along Event (including the number of securities previously or proposed to be Transferred to the Resulting Holder or its Affiliates in a related transaction) (the "Tag-Along Interests"), the purchase price or consideration per Common Interest on an equivalent basis proposed to be paid and received therefor (or if part of a larger transaction, the fair value allocable portion of the total purchase price or consideration) and the payment terms and type of Tag-Along Event to be effectuated.

          (b) Within 10 Business Days after delivery of the Tag-Along Notice by the Transferring Entity to the Tag-Along Offerees, each Tag-Along Offeree shall, by written notice to such Transferring Entity, have the opportunity and right to sell to the Resulting Holder in such proposed Tag-Along Event (upon the same terms and conditions as the Transferring Entity and/or its Affiliates, including the same representations and warranties, covenants, indemnities, holdback and escrow provisions, if any) up to that number of Common Interests beneficially owned by such Tag-Along Offeree as shall represent a Participation Percentage equal to the product of (x) a fraction,
(A) the numerator of which is the aggregate Participation Percentage represented by the Tag-Along Interests and (B) the denominator of which is the aggregate Participation Percentage represented by the Common Interests beneficially owned as of the date of the Tag-Along Notice by Universal Sub, the Universal Limited Partners and their respective Affiliates, multiplied by
(y) the aggregate Participation Percentage represented by the Common Interests beneficially owned by such Tag-Along Offeree and its Affiliates as of the date of the Tag-Along Notice (the "Tag-Along Amount"). In the event that the proposed transferee is unwilling to purchase all of the Common

Interests that the Transferring Entity and the USAi Limited Partners propose to Transfer hereunder, the amount of Common Interests to be Transferred by the Transferring Entity and/or its Affiliates and each of the USAi Limited Partners shall be reduced proportionately. The right of the Tag-Along Offerees shall terminate with respect to that proposed Tag-Along Event if not exercised within the period specified in the first sentence of this clause (b).

          (c) At the closing of any proposed Tag-Along Event in respect of which a Tag-Along Notice has been delivered, each Tag-Along Offeree shall deliver to the proposed Resulting Entity the Common Interests to be sold hereby duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed Resulting Entity, free and clear of all Liens (other than Permitted Liens), and shall receive in exchange therefor the consideration to be paid by the proposed Resulting Entity in respect of such Common Interests.

          (d) If, for any reason, the rights of a Tag-Along Offeree, as set forth in this Section 10.04, are unenforceable or otherwise unavailable to such Tag-Along Offeree upon the occurrence of a Tag-Along Event, such Tag-Along Offeree shall have the right to require Vivendi to purchase an amount of Common Interests equal to the Tag-Along Amount from such Tag-Along Offeree upon the same terms and conditions as would have applied had the Tag-Along Offeree's rights under this Section 10.04 been fully enforceable and available.


                                  ARTICLE XI

                           Limitation on Liability,
                                  Exculpation

          SECTION 11.01. Limitation on Liability. Except as expressly provided herein or in the other Transaction Documents, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership; provided, however, that the foregoing shall not alter each Partner's obligation under the Delaware Act to return funds wrongfully distributed to it.

          SECTION 11.02. Exculpation of Covered Persons. (a) Except as expressly provided herein or in the Transaction Agreement, no Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Partnership or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person except for any loss, claims, damages or liabilities arising from such Covered Person's fraud. Whenever in this Agreement a Covered Person is permitted or required to make decisions such Covered Person shall make such decisions in good faith having regard to the best interests of the Partnership and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership, Board or management by any Person as to matters the Covered Person reasonably believes are within such Person's professional or expert competence.

          SECTION 11.03. Partnership Opportunities. (a) If any of Universal Sub, USAi, Diller or any officer, director, agent, stockholder, member, manager, partner or Affiliate of any of the foregoing acquires knowledge of a potential transaction or matter which may be a Partnership Opportunity (as defined below) or otherwise is then exploiting any Partnership Opportunity, the Partnership shall have no interest in such Partnership Opportunity and no expectancy that such Partnership Opportunity be offered to the Partnership, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Partnership Opportunity to the Partnership, (ii) subject to Section 9.04, shall have the right to hold any such Partnership Opportunity for its (and/or its officers', directors', agents', stockholders', members', managers', partners' or Affiliates') own account or to recommend, sell, assign or transfer such Partnership Opportunity to Persons other than the Partnership or any subsidiary of the Partnership and
(iii) subject to Section 9.04, shall not breach any fiduciary or other duty to the Partnership, in such Person's capacity as a Partner or otherwise, by reason of the fact that such Person pursues or acquires such Partnership Opportunity for itself, directs, sells, assigns or transfers such Partnership Opportunity to another Person, or does not communicate information regarding such Partnership Opportunity to the Partnership.

          (b) Notwithstanding the provisions of this Section 11.03, the Partnership does not renounce any interest or expectancy it may have in any Partnership Opportunity that is offered to an officer of the Partnership and who is also a director or officer of Universal Sub, USAi or the respective Affiliates of Vivendi or USAi if such opportunity is expressly offered to such person in his or her capacity as an officer of the Partnership.

          (c) For purposes of this Section 11.03 only, the terms (i) "Partnership" shall mean the Partnership and, except where the context requires otherwise, shall also include all corporations, partnerships, joint ventures, associations and other entities in which the Partnership beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership or membership interests or similar voting interests, and (ii) "Partnership Opportunity" shall mean an investment or business opportunity or prospective economic advantage in which the Partnership could, but for the provisions of this Section 11.03, have an interest or expectancy.

          (d) Except as otherwise expressly provided in Section 9.04, in
Section 4.13 of the Transaction Agreement or in any other agreement to which the Partners may be a party, (i) the Partners and their officers, directors, agents, stockholders, members, managers, partners and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Partnership's business or the business of any subsidiary of the Partnership,
(ii) none of the Partnership, any subsidiary of the Partnership or any Person beneficially owning Common Interests shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom and (iii) to the extent required by applicable law in order to effectuate the purpose of this Section 11.03, the Partnership shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

          SECTION 11.04. Indemnification. (a) The Partnership shall, to the fullest extent authorized under the Delaware Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment), indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal or administrative by reason of the fact that he or a Covered Person of whom he is the legal representative is or was a Representative or officer of the Partnership, or is or was a Representative or officer of the Partnership serving at the request of the Partnership as a Representative, officer or employee of another partnership, corporation, joint venture, trust or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a Representative or officer or in any other capacity while serving as a Representative or officer) against all expenses, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except in a case where such expenses, liabilities or losses resulted from the fraud of such indemnified Person. The right to indemnification conferred in this Agreement shall be a contract right and shall include the right to be paid by the Partnership the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Partnership within 20 days after the receipt by the Partnership of a statement or statements from the claimant requesting such advance or advances from time to time.

          (b) At all times from and after the Effective Time, the Partnership shall either maintain directors' and officers' liability insurance covering the officers and Representatives entitled to indemnification under this
Section 11.04 or ensure that such officers and Representatives are covered in policies maintained by Vivendi, Universal Sub or their Affiliates, in each case providing coverage for reasonable amounts and on customary terms.


                                  ARTICLE XII

             Events of Withdrawal; Bankruptcy of a General Partner

          SECTION 12.01. Events of Withdrawal. Except as otherwise provided in this Agreement, no Partner shall withdraw from the Partnership.

          SECTION 12.02. Bankruptcy of a General Partner. (a) In the event of the Bankruptcy of the General Partner (the "Bankrupt Partner"), then the Partnership shall be dissolved unless it is continued without dissolution in accordance with Section 13.01(c)(iii).

          (b) In the event a new General Partner is appointed, the Bankrupt Partner shall become a Limited Partner and shall have (x) no right to participate in the management of the Partnership or the business and affairs of the Partnership, and (y) the same interest in all items of income, gain, loss, deduction or credit of the Partnership to the same extent as if such Bankruptcy had not occurred. Upon the occurrence of the Bankruptcy of any General Partner, (i) the Bankrupt Partner and the other Partners shall execute such documents as may be necessary or appropriate to carry out the provisions of this Article XII, and (ii) the USAi Limited Partners are, without necessity of any further action or documentation, hereby appointed attorneys-in-fact of the Bankrupt Partner and the Universal Limited Partners for the purpose of carrying out the provisions of this Article XII and taking any action and executing any documents which such Partners may deem necessary or advisable to accomplish the purposes hereof, such appointment being irrevocable and coupled with an interest.

          (c) In the event that the General Partner shall become a "debtor" as defined in the Bankruptcy Code in any case commenced thereunder and at any time during the pendency of such case there shall be appointed (i) a trustee with respect to the Bankrupt Partner under Section 701, 702 or 1104 of the Bankruptcy Code (or any successor provisions thereto), or (ii) an examiner having expanded powers beyond those specifically enumerated in Section 1104(b) of the Bankruptcy Code, then the USAi Limited Partners may, at any time thereafter, so long as such condition exists, unanimously elect to dissolve the Partnership, in which event the affairs of the Partnership shall be wound up as provided in Article XIII.


                                 ARTICLE XIII

                          Dissolution and Termination

          SECTION 13.01. Dissolution. (a) The Partnership shall not be dissolved by the admission of Additional Partners or Substitute Partners pursuant to Section 3.03.

          (b) Subject to Section 12.01, no Partner shall withdraw from the Partnership and, to the fullest extent permitted by applicable law, no Partner shall take any action to dissolve, terminate or liquidate the Partnership or to require apportionment, appraisal or partition of the Partnership or any of its assets, or to file a bill for an accounting, except as specifically provided in this

Agreement, and each Partner, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions (or have such actions taken on its behalf) under applicable law, including any right to petition a court for judicial dissolution under Section 17-802 of the Delaware Act.

          (c) The Partnership shall be dissolved and its business wound up upon the earliest to occur of any one of the following events:

               (i) at the time there are no Limited Partners unless the Partnership is continued without dissolution in accordance with the Delaware Act;

               (ii) the written agreement of all the Partners;

               (iii) the occurrence of any event that causes the General Partner to cease to be a general partner of the Partnership, unless
          (i) there is a remaining General Partner who is hereby authorized to and shall continue the business of the Partnership without dissolution or (ii) the USAi Limited Partners agree in writing, within 90 days after such event occurs, to continue the business of the Partnership without dissolution and to appoint, effective as of the date of such event, a new General Partner;

               (iv) a decision to dissolve the Partnership in accordance with
          Section 12.02(c); and

               (v) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act, in contravention of this Agreement.

          (d) Except as provided herein, the resignation, Bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued membership of a Partner of the Partnership shall not in and of itself cause a dissolution of the Partnership.

          SECTION 13.02. Winding Up of the Partnership. (a) Upon dissolution, the Partnership's business shall be liquidated in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If there shall be no General Partner, the remaining Partners may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Delaware Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Partners.

          (b) The proceeds of the liquidation of the Partnership shall be distributed in the following order and priority:

               (i) first, to the creditors (including any Partners or their respective Affiliates that are creditors) of the Partnership in satisfaction of all of the Partnership's liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor);

               (ii) second, to the Partners holding Preferred Interests pro rata up to the amount of the Face Value of such Preferred Interests;

               third, to the Partners holding Common Interests pro rata based on the amount of Capital Contributions attributable thereto, up to the amount of such Capital Contributions; and

               (iv) fourth, to the Partners holding Common Interests pro rata in accordance with their respective Participation Percentages;

provided, however, that in the event that distributions pursuant to clauses (ii) through (iv) above would not otherwise be identical to distribution in accordance with the positive balances in the Partners' Capital Accounts, such distributions shall instead be made in accordance with such positive balances and; provided, further, that the aggregate amount distributable to the Universal Partners, collectively, pursuant to clauses (ii) through (iv) above or the preceding proviso shall be further distributed among the Universal Partners pro rata based on their relative positive Capital Account balances (determined taking into account any allocations incident to liquidation pursuant to Section 7.02(g)).

          SECTION 13.03. Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of property in kind, subject to the priority set forth in Section 13.02, the liquidator shall have the right to compel each Partner to accept a distribution of any asset in kind, so long as the portion of such asset to be distributed is determined based upon the amount of cash that would be distributed to such Partners if such property were sold for an amount of cash equal to the fair market value of such property, as determined by the liquidator in good faith.

          SECTION 13.04. Claims of Partners. The Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or reasonable provision for the payment of all liabilities of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any Partner.

          SECTION 13.05. Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or reasonable provision for the payment of all debts and liabilities of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article XIII and when permitted by this Agreement, and the certificate of limited partnership of the Partnership shall have been canceled in the manner required by the Delaware Act.


                                  ARTICLE XIV

                                 Miscellaneous

          SECTION 14.01. Notices. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number set forth for such party in Schedule A hereto or as such party shall hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five Business Days (or, (x) if by overnight courier, one Business Day, or (y) if to an address outside the United States, seven Business Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 14.01.

          SECTION 14.02. No Third Party Beneficiaries.

Except as provided in Sections 10.02(b), 10.03 and 11.04, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.

          SECTION 14.03. Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Partner by notice given in accordance with Section 14.01 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

          SECTION 14.04. Integration. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement or in any Transaction Document shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement. Notwithstanding the foregoing, the parties hereto agree to be bound by the terms and provisions of the Letter Agreement (the "Letter Agreement") dated as of the Closing Date, by and among the Universal Partners and the USAi Limited Partners relating to the clarification of certain matters in this Agreement, and the terms and provisions of the Letter Agreement are hereby expressly incorporated herein by reference.

          SECTION 14.05. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

          SECTION 14.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          SECTION 14.07. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

          SECTION 14.08. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

          SECTION 14.09. Jurisdiction. Each of the Partners (i) consents to and submits itself and its property to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event of any dispute arising out of or relating to this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in the State of Delaware and (iv) hereby waives any rights such Partner may have to personal service of summons, complaint or other process in connection therewith, and agrees that service may be made by registered or certified mail addressed to such Partner and sent in accordance with the provisions of Article XIV hereof.

          SECTION 14.10. Attorney-in-Fact. Each Universal Limited Partner hereby appoints Universal Sub as its attorney-in-fact, with full power and authority, for the purpose of taking any action and executing any instrument necessary for carrying out the respective voting, approval and consent rights of such Person pursuant to this Agreement.

          SECTION 14.11. Limited Partner Voting Rights. The Partners hereby agree that (i) no Limited Partner other than the USAi Limited Partners shall have any voting or consent rights under this Agreement or the Delaware Act and
(ii) when any vote or consent of the Limited Partners is to be given under this Agreement or, subject to Section 6.06 hereof, the Delaware Act, the vote or consent of the USAi Limited Partners shall control; provided, however, that in the event that the General Partner becomes a Limited Partner pursuant to
Section 12.02, then such Limited Partner shall have the right bestowed upon the USAi Limited Partners in Section 6.06(i).

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.


                                             USI ENTERTAINMENT, INC.,


                                             by /s/ Karen Randall
                                                -------------------------------
                                                Name:  Karen Randall
                                                Title: Executive Vice President
                                                       and General Counsel


                                             USANI HOLDING XX, INC.,


                                             by /s/ Karen Randall
                                                -------------------------------
                                                Name:  Karen Randall
                                                Title: Executive Vice President
                                                       and General Counsel


                                             UNIVERSAL PICTURES INTERNATIONAL
                                             HOLDINGS BV,


                                             by /s/ Ad Heskes
                                                -------------------------------
                                                Name:  Ad Heskes
                                                Title: Director


                                             UNIVERSAL PICTURES INTERNATIONAL
                                             HOLDINGS 2 BV,


                                             by /s/ J.R. Van der Eijnden
                                                -------------------------------
                                                Name:  J.R. Van der Eijnden
                                                Title: Director


                                             NYCSPIRIT CORP. II,


                                             by /s/ George E. Bushnell III
                                                -------------------------------
                                                Name:  George E. Bushnell III
                                                Title: Vice President and
                                                       Secretary

                                             USA NETWORKS, INC.,


                                             by /s/ Julius Genachowski
                                                -------------------------------
                                                Name:  Julius Genachowski
                                                Title: Executive Vice President


                                             USANi SUB LLC,


                                             by /s/ Eric DeGraw
                                                -------------------------------
                                                Name:  Eric DeGraw
                                                Title: Vice President


                                             NEW-U STUDIOS HOLDINGS, INC.,


                                             by /s/ Julius Genachowski
                                                -------------------------------
                                                Name:  Julius Genachowski
                                                Title: Vice President


                                             BARRY DILLER,

                                                  /s/ Barry Diller
                                                  -----------------------------




Initial Limited Partner,
solely to reflect its withdrawal
from the Partnership

USI INTERIM LP INC.,

by /s/ Karen Randall
   -------------------------------
   Name:  Karen Randall
   Title: Executive Vice President
          General Counsel

Only for purposes of Sections
8.07 and 10.03:

UNIVERSAL STUDIOS, INC.

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Vice President


Only for purposes of Sections 10.03(f) and 10.04(d):

VIVENDI UNIVERSAL, S.A.,

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Senior Vice President


Only for purposes of Section 8.07:

USI - USA HOLDING LLC

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Authorized Person


USIE - USA HOLDING LLC

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Authorized Person

V - USA HOLDING LLC

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Authorized Person


SUB I - USA HOLDING LLC

by /s/ Kevin Conway
   -------------------------------
   Name:  Kevin Conway
   Title: Authorized Person

                                                                    SCHEDULE A



                                   Partners


          1. Vivendi, Universal, Universal Sub, USANI XX, UPI Holdings, UPI Holdings 2, NYCSpirit, SUB I-USA, USI-USA, USIE-USA and V-USA

             Address for Notices:

             c/o Universal Studios, Inc.
             100 Universal City Plaza
             Universal, CA 91608
             Attention: Karen Randall
             Facsimile: 818-866-3444

             with a copy to:

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, NY 10019
             Attention: Faiza J. Saeed
             Facsimile: 212-474-3700

          2. USAi, USANi Sub, New-U Studios, SUB I-USA, USI- USA, USIE-USA and V-USA

             Address for Notices:

             c/o USA Networks, Inc.
             Carnegie Hall Tower
             152 W. 57th Street
             New York, NY 10019
             Attention:  General Counsel
             Facsimile:  212-314-7329

             with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, NY 10019
             Attention:  Pamela S. Seymon
                         Andrew J. Nussbaum
             Facsimile:  212-403-2000

          3. Barry Diller

             Address for Notices:

             Barry Diller
             Chairman and Chief Executive Officer
             USA Networks, Inc.
             Carnegie Hall Tower
             152 W. 57th Street
             New York, NY 10019
             Facsimile:  212-314-7329

             with a copy to:

             c/o USA Networks, Inc.
             Carnegie Hall Tower
             152 W. 57th Street
             New York, New York 10019
             Attention:  General Counsel
             Facsimile:  212-314-7329

             with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, NY 10019
             Attention:  Pamela S. Seymon
                         Andrew J. Nussbaum
             Facsimile: 212-403-2000

                                                                    SCHEDULE B


                        Initial Capital Contributions1




                                            Initial Capital    Initial Capital
                      Initial Capital        Contribution        Contribution
   Partner             Contribution         Attributable to    Attributable to
                      Attributable to      Class A Preferred  Class B Preferred
                     Common Interests          Interests          Interests
Universal Sub         $13,538,862,300             $0                  $0
USANI XX               $989,084,736               $0                  $0
UPI Holdings          $1,180,133,000              $0                  $0
UPI Holdings 2         $214,530,000               $0                  $0
NYCSpirit              $928,679,568               $0                  $0
USAi                   $100,000,000               $0                  $0
USANi Sub              $842,450,000          $750,000,000       $1,750,000,000
New-U Studios           $57,550,000               $0                  $0
Diller                      $0                    $0                  $0







--------
   1 After giving effect to the distribution pursuant to
Section 8.05.